SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to `240.14a-11(c) or `240.14a-12
     [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

                            GENOME THERAPEUTICS CORP.

                (Name of Registrant as Specified In Its Charter)
           -----------------------------------------------------------

                            GENOME THERAPEUTICS CORP.

                   (Name of Person(s) Filing Proxy Statement)
           -----------------------------------------------------------

Payment of Filing Fee (check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                           GENOME THERAPEUTICS CORP.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held On June 25, 2002

To the Shareholders of
GENOME THERAPEUTICS CORP.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genome Therapeutics Corp. (the "Company") will be held on Tuesday, June 25, 2002 at 10:00 a.m. at Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts, for the following purposes:

A. To elect seven directors.

B. To approve an amendment to the 2000 Employee Stock Purchase Plan increasing from 250,000 to 500,000 the number of shares of common stock, par value $0.10 per share, reserved for issuance under the plan.

C. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on April 26, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

Arthur Andersen LLP, Boston, has been auditors of the Company for over 20 years. Their current status is unclear and therefore we do not have the traditional proposal to ratify the selection of auditors on the agenda. See page 19 for more detail.

                                          By Order of the Board of Directors,

                                          DAVID C. CHAPIN, Clerk

May 17, 2002
Boston, Massachusetts

                           GENOME THERAPEUTICS CORP.

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited by the Board of Directors of Genome Therapeutics Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, June 25, 2002 (the "Annual Meeting"), or at any adjourned session(s) of that meeting, for the purposes set forth in the foregoing Notice. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. This solicitation of proxies is being made by mail, although it may be supplemented by telephone, facsimile or personal solicitation by directors, officers, or other employees of the Company. No additional compensation will be paid to such individuals for such services. This Proxy Statement and accompanying proxy will be mailed on or about May 17, 2002 to all shareholders entitled to vote at the meeting. The address of the Company is 100 Beaver Street, Waltham, Massachusetts, 02453.

   Only shareholders of record at the close of business on April 26, 2002 will be entitled to notice of and to vote at the meeting. As of April 26, 2002, the Company had outstanding 22,835,451 shares of Common Stock, par value $0.10 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

   Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and electing to vote in person.

   A copy of the Company's 2001 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to each shareholder entitled to vote at the meeting. The Company Will Provide, Without Charge, A Copy Of The Company's Annual Report On Form 10-K For The Fiscal Year Ended December 31, 2001 And Related Financial Statements And Financial Statement Schedules To Each Shareholder Entitled To Vote At This Meeting Who Requests A Copy Of Such In Writing. Requests Should Be Sent To Genome Therapeutics Corp., 100 Beaver Street, Waltham, Massachusetts, 02453,
Attention: Stephen Cohen, Chief Financial Officer.

Quorum, Required Votes And Method Of Tabulation

   Consistent with Massachusetts law and under the Company's by-laws, a majority in interest of all stock issued and outstanding and entitled to vote on a matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

   A majority of votes properly cast shall determine all matters other than elections to office, and the nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have or does not exercise the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but abstentions, broker non-votes and proxies that withhold authority to vote will not be counted as votes properly cast for purposes of determining the outcome of voting on any matter.

Security Ownership Of Certain Beneficial Owners And Management

   The following table sets forth, as of April 14, 2002, the number of shares of our Common Stock beneficially owned by each director and nominee, by each of the executive officers named in the Summary Compensation Table, and by the directors and executive officers of the Company as a group:

                                                            Amount and
                                                            Nature of    Percent
                                                            Beneficial     of
          Name and Address of Beneficial Owner(1)           Ownership     Class
          ---------------------------------------           ----------   -------
Marc B. Garnick............................................    24,816(2)     *
Robert J. Hennessey........................................   983,801(2)   4.1%
Philip Leder...............................................   124,421(2)     *
Lawrence Levy(3)...........................................     8,071(2)     *
Steven M. Rauscher.........................................   201,734(2)     *
Norbert G. Riedel..........................................    22,913(2)     *
David Stone................................................     7,608(2)     *
Stephen Cohen..............................................    35,609(2)     *
Richard Labaudiniere.......................................    35,015(2)     *
All directors and executive officers as a group (9 persons) 1,443,988(4)   6.0%

   -----
    *  Less than 1%.

(1) The address of all such persons is c/o the Company, 100 Beaver Street, Waltham, Massachusetts, 02453.

(2) Includes 15,000 shares for Dr. Garnick, 940,588 shares for Mr. Hennessey, 111,500 shares for Dr. Leder, 1,500 shares for Mr. Levy, 162,809 shares for Mr. Rauscher, 14,000 shares for Dr. Riedel, 3,000 shares for Mr. Stone, 31,597 shares for Mr. Cohen, and 34,173 shares for Dr. Labaudiniere, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 14, 2002. Includes 8,816 shares for Dr. Garnick, 7,516 shares for Dr. Leder, 3,627 shares for Mr. Levy, 2,178 shares for Mr. Rauscher, 6,139 shares for Dr. Riedel, and 4,608 shares for Mr. Stone which shares are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Includes 24,000 restricted shares for Mr. Rauscher, which are subject to repurchase by the Company based on a vesting schedule. Excludes options which have been granted to directors and executive officers which will not become vested within 60 days following April 14, 2002.

(3) Represents shares held by Northern Ventures Corporation, over which Mr. Levy has shared voting and dispositive power.

(4) Includes a total of 1,314,167 shares that may be issuable upon the exercise of vested options or options that are to become vested within 60 days following April 14, 2002. Includes 32,884 shares that are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Includes 24,000 restricted shares, which are subject to repurchase by the Company based on a vesting schedule. Excludes options which have been granted to directors and executive officers which will not become vested within 60 days following April 14, 2002.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

   The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and other executive officers who earned more than $100,000 for the fiscal year ended December 31, 2001:

                          SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                   Annual Compensation         Compensation Awards
                              --------------------------    --------------------------
                                                            Restricted
                              Fiscal                          Stock      Stock/Options  All Other
 Name and Principal Position   Year     Salary   Bonus      Awards(s)       SARs(#)    Compensation
 ---------------------------  ------   -------- --------    ----------   ------------- ------------
Steven M. Rauscher(1)........  2001    $360,000 $121,500(5)        --            --      $90,320(9)
  Chief Executive Officer      2000(4)   58,154       --     $346,560(8)    540,501           --
                               1999          --       --           --         4,451           --
Stephen Cohen(2).............  2001     204,761   52,500(6)        --       129,164       71,260(10)
 Sr. Vice President and
 Chief Financial Officer
Richard Labaudiniere, Ph.D(3)  2001     230,000   75,134(7)        --        45,000       89,931(11)
 Sr. Vice President -          2000(4)   35,385       --           --       104,500           --
 Research & Development

--------
(1) Mr. Rauscher's employment with the Company as the Chief Executive Officer commenced on October 26, 2000. Prior to that time, he served as a director of the Company since 1993.

(2) Mr. Cohen's employment with the Company as the Sr. Vice President and Chief Financial Officer commenced on January 22, 2001.

(3) Dr. Labaudiniere's employment with the Company as Sr. Vice President of Research & Development commenced on October 30, 2000.

(4) Represents compensation paid during the transition period from September 1, 2000 to December 31, 2000. Effective January 1, 2001, the Company changed its fiscal year from August 31 to December 31.

(5) Mr. Rauscher received an incentive bonus of $121,500 for fiscal year 2001, which includes a pro rata adjustment to make his bonus retroactive to his date of commencement of employment with the Company. This bonus was paid half in cash and half in the form of a grant, pursuant to the Company's 2001 Incentive

   Plan, of a non-qualified option to purchase 15,617 shares of Common Stock at an exercise price of $1.67 per share. One-half of such shares vested upon grant and the other half will vest on March 7, 2003.

(6) Mr. Cohen received an incentive bonus of $52,500 for fiscal year 2001. Such bonus was paid half in cash and half in the form of a grant, pursuant to the Company's 2001 Incentive Plan, of a non-qualified option to purchase 6,530 shares of Common Stock at an exercise price of $1.73 per share. One-half of such shares vested upon grant and the other half will vest on March 26, 2003.

(7) Dr. Labaudiniere received an incentive bonus of $75,134 for fiscal year 2001, which includes a pro rata adjustment to make his bonus retroactive to his date of commencement of employment with the Company. Such bonus was paid half in cash and half in the form of a grant, pursuant to the Company's 2001 Incentive Plan, of a non-qualified option to purchase 9,345 shares of Common Stock at an exercise price of $1.73 per share. One-half of such shares vested upon grant and the other half will vest on March 26, 2003.

(8) This amount represents the product of the 24,000 restricted shares granted to Mr. Rauscher multiplied by $14.44, the fair market value of our Common Stock on the date such shares were granted to Mr. Rauscher. The total number of restricted shares held by Mr. Rauscher at the end of fiscal year ended December 31, 2001 was 24,000. The closing price of our Common Stock on December 31, 2001 was $6.81 per share, giving Mr. Rauscher's restricted stock holding a total value of $163,440 at the fiscal year end. These shares vest in four equal installments of 6,000 shares on the anniversary of Mr. Rauscher's employment (October 26, 2000). These shares are subject to forfeiture to the Company in the event Mr. Rauscher's employment with the Company terminates under certain circumstances. These restricted stock holdings entitle Mr. Rauscher to the same dividend rights as our outstanding Common Stock. The Company does not expect to pay any dividends for the foreseeable future.

(9) This amount represents $4,314 in contributions by the Company to Mr. Rauscher's life insurance premiums, $692 to the Company's 401(k) Retirement Savings Plan, and $85,314 in relocation expenses.

(10) This amount represents $8,323 in contributions by the Company to Mr. Cohen's life insurance premiums and $62,938 in relocation expenses.

(11) This amount represents $2,529 in contributions by the Company to Dr. Labaudiniere's life insurance premiums, $692 to the Company's 401(k) Retirement Savings Plan, and $86,710 in relocation expenses.

Option Grants in Fiscal 2001

   The following table reflects the stock options granted by the Company under its 1997 Stock Option Plan to the named executive officers for the fiscal year ended December 31, 2001.

   The potential realizable value amounts in the last two columns of the following table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

                     Option/SAR Grants In Last Fiscal Year

                               Individual Grants

                                 % of Total
                                  Options/                       Potential Realizable
                                    SARs    Exercise               Value at Assumed
                      Options/   Employees   of Base             Rates of Stock price
                        SARS     in Fiscal    Price   Expiration   Appreciation for
                     Granted (#)    Year    ($/Share)    Date        Option Term
                     ----------- ---------- --------- ---------- --------------------
                                                                     5%        10%
                                                                  --------  --------
Steven M. Rauscher..       --         --         --         --         --         --
Stephen Cohen.......   75,000(1)    8.78     $ 8.20    1/22/11   $386,912   $980,510
                       19,164(2)    2.25       2.46    1/22/11    208,923    360,599
                       35,000(3)     4.1      10.22     2/2/11    224,935    570,026
Richard Labaudiniere   45,000(4)     5.3      10.22     2/2/11    289,200    732,890

--------
(1) These shares, which were granted to Mr. Cohen on January 22, 2001, vest in four equal annual installments commencing on the anniversary of his employment.

(2) These shares, which were granted to Mr. Cohen on January 22, 2001, vest in two equal annual installments commencing on the anniversary of his employment.

(3) These shares, which were granted to Mr. Cohen on February 2, 2001, will vest on the third anniversary of his employment.

(4) These shares, which were granted to Dr. Labaudiniere on February 2, 2001, will vest on the third anniversary of his employment.

Fiscal Year End Option Values

   The following table sets forth the aggregate dollar value of all Options/SARs exercised and the total number of unexercised Options/SARs held on December 31, 2001 by each of the named executive officers:

                Aggregated Option/SAR Exercises In Last Fiscal
                  Year And Fiscal Year-End Option/SAR Values

                                            Number of Unexercised   Value of Unexercised In-the
                       Shares              Options/SARs at Fiscal      Money Options/SARs at
                      Acquired    Value          Year-End(#)              Fiscal Year-End
                     On Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable(1)
                     ----------- -------- ------------------------- ----------------------------
Steven M. Rauscher..     --         --        155,000 / 405,000          $           0 / 0
Stephen Cohen.......     --         --              0 / 129,164                 0 / 83,363
Richard Labaudiniere     --         --         27,500 / 122,000            16,775 / 13,420

--------
(1) The closing price of the Common Stock on December 31, 2001 was $6.81 as reported by NASDAQ National Market. Value is calculated on the basis of the difference between the Option/SAR grant price and $6.81 multiplied by the number of shares of Common Stock underlying the Option/SAR.

Employment Agreements

   Steven M. Rauscher, President and Chief Executive Officer, has an employment agreement with the Company, which commenced on October 26, 2000. Mr. Rauscher's current base salary is $384,000 per year. The agreement entitles Mr. Rauscher to receive an annual incentive of 0-40% of his base salary based on the Company's achievement of enhanced share value and certain operating and financial goals to be determined by the Board of Directors. Upon hiring, Mr. Rauscher received 24,000 shares of the Company's Common Stock that will vest in four equal annual installments of 6,000 shares on the anniversary of Mr. Rauscher's employment. These shares are subject to forfeiture to the Company in the event Mr. Rauscher's employment with the Company terminates under certain circumstances. In addition, Mr. Rauscher was awarded stock options to purchase 300,000 shares of Common Stock at an exercise price of $14.44 per share, the fair market value of the Common Stock on the date of grant. These options will vest in four equal annual installments on the anniversary of employment. Mr. Rauscher was also awarded options to purchase 240,000 shares of Common Stock at an exercise price of $14.44 per share, the fair market value of the Common Stock on the date of grant, which options also vest in four equal annual installments on the anniversary of his commencement of employment, but which can immediately vest in cumulative increments of 45,000, 45,000, 50,000 and 100,000 shares if the stock price closes at $35, $45, $55 and $60, respectively, for 10 of 20 consecutive trading days.

   In the event that Mr. Rauscher's employment is terminated by the Company for reasons other than for cause, or terminates with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 12 months, or until such time as he is re-employed, whichever occurs first. Also, if, within 2 years following a change of control (as defined) of the Company, Mr. Rauscher's employment is terminated other than for cause, or he experiences a material reduction in responsibilities or compensation, or is required to relocate out of the greater Boston area, he will receive salary and benefits continuation for a period of 18 months from the date of termination and any remaining unvested options and restricted shares will immediately and fully vest and become exercisable.

   Stephen Cohen, Senior Vice President and Chief Financial Officer, has an employment agreement with the Company, which commenced on January 22, 2001. Mr. Cohen's current base salary is $220,500 per year. The agreement entitles Mr. Cohen to receive an annual incentive of up to 30% of his base salary based on his performance and that of the Company against goals to be determined by the Board of Directors annually after consultation with Mr. Cohen. Upon hiring, Mr. Cohen was awarded stock options to purchase 75,000 shares of Common Stock at an exercise price of $8.20 per share, the fair market value of the Common Stock on the date of grant, which options vest in four equal annual installments on the anniversary of his commencement of employment; provided, that, options to purchase up to 37,500 of the shares can immediately vest in cumulative increments of 7,125, 7,125, 8,145 and 15,105 shares if the stock price closes at $35, $45, $55 and $60, respectively, for 10 of 20 consecutive trading days. In lieu of a cash signing bonus, Mr. Cohen was awarded additional options to purchase 19,164 shares of Common Stock at an exercise price of $2.46 per share, representing thirty percent of the fair market value of our Common Stock on the date of grant, which options vest in two equal installments on the anniversary of his employment.

   In the event that Mr. Cohen's employment is terminated by the Company for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 9 months, or until such time as he is re-employed, whichever occurs first. Also, if, within 2 years following a change of control (as defined) of the Company, Mr. Cohen's employment is terminated other than for cause, or he experiences a material reduction in responsibilities at the surviving company, or he is required to relocate out of the greater Boston area, he will receive salary and benefits continuation for a period of 12 months from the date of termination.

   Richard Labaudiniere, Ph.D, Senior Vice President of Research and Development, has an employment agreement with the Company, which commenced on October 30, 2000. Dr. Labaudiniere's current base salary is $246,100 per year. The agreement entitles Dr. Labaudiniere to receive an annual incentive of up to 30% of his base salary based on his performance and that of the Company against goals to be determined by the Board of Directors annually after consultation with Dr. Labaudiniere.Upon hiring, Dr. Labaudiniere was awarded options to purchase 4,500 shares of Common Stock at an exercise price of $0.10 per share, of which 2,500 shares vested on the first anniversary of Dr. Labaudiniere's employment and 2,000 of which will vest 18 months after the commencement of his employment. In addition, Dr. Labaudiniere was awarded options to purchase 75,000 shares of Common Stock at an exercise price of $14.38 per share, the fair market value of the Common Stock on the date of the grant. These options will vest in four equal annual installments of 18,750 shares on the anniversary of the commencement of his employment. Dr. Labaudiniere was also awarded options to purchase 25,000 shares of Common Stock that will vest in four equal annual installments on the anniversary of the commencement of his employment, but which become exercisable on an accelerated basis subject to the Company's achieving certain product development goals in the judgment of the Board of Directors. The exercise price for these options is $14.38 per share, the fair market value of the Common Stock on the date of the grant.

   If Dr. Labaudiniere's employment is terminated by the Company for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 9 months, or until such time as he is re-employed, whichever occurs first. Also, if, within 2 years following a change of control (as defined) of the Company, Dr. Labaudiniere's employment is terminated other than for cause, or he experiences a material reduction in responsibilities at the surviving company, or he is required to relocate out of the greater Boston area, he will receive salary and benefits continuation for a period of 12 months from the date of termination.

   Martin Williams, Senior Vice President, Corporate Development & Marketing, has an employment agreement with the Company, which commenced on July 30, 2001. Mr. Williams' current base salary is $220,000 per year, which, if certain performance objectives have been achieved, will be increased to $250,000 on the first anniversary of his employment. The agreement also entitles Mr. Williams to receive an annual incentive of up to 25% of his base salary based on achievement of corporate and mutually agreed upon personal goals. In addition, upon hiring, Mr. Williams received a signing bonus in the form of options to purchase 3,646 shares of the Company's Common Stock, of which 1,823 shares vested on the date of grant and the remaining 1,823 shares will vest eighteen months from the date of Mr. Williams' commencement of employment. These options have an exercise price of $3.53 per share, which equals 30% of the fair market value of the Common Stock on the date of grant. Mr. Williams also received options to purchase 100,000 shares of Common Stock that will vest in four equal annual installments on the anniversary of the commencement of his employment, but 50,000 of these shares may vest on an accelerated basis, subject to Stock Option and Compensation Committee approval, upon the attainment of certain goals. The exercise price for these options is $11.76 per share, the fair market value of the Common Stock on the date of grant.

   In the event that Mr. Williams' employment is terminated by the Company for reasons other than for cause (as defined), the agreement provides for the continuation of all compensation and benefits for a period up to 6 months, or until such time as he is re-employed in a comparable position, whichever occurs first. In addition, if the Company elects to enforce the non-compete provision of the Company's IP Policy against Mr. Williams for a period up to twelve months, Mr. Williams' salary and benefits will continue for the period during which such non-compete provision is enforced, subject to off-set for any severance benefits provided under the prior sentence. Also, if, within 1 year following a change of control of the Company, Mr. Williams' employment is terminated other than for cause, or he experiences a material reduction in responsibilities or compensation at the surviving company, or he is required to relocate out of the greater Boston area, he will receive salary and benefits continuation for a period of 6 months. Upon a change of control, all of Mr. Williams' unvested options will immediately vest and he will have up to 90 days to exercise his option rights.

   Robert J. Hennessey, Chairman of the Board, and former Chief Executive Officer of the Company, has an employment agreement with the Company, which commenced on May 1, 2001. The agreement provides that Mr. Hennessey will devote 25% of his business time to working with the Chief Executive Officer and other employees of the Company on business development projects. Mr. Hennessey's current annual base salary is $140,000, which is subject to review semi-annually by the Chief Executive Officer based upon Mr. Hennessey's duties and responsibilities. Upon joining the Company in 1993, Mr. Hennessey was awarded non-qualified stock options to purchase 1,600,000 shares of Common Stock at an exercise price of $1.63 per share, all of which were vested as of August 31, 1999. In February, 1996, Mr. Hennessey was also awarded non-qualified stock options to purchase up to 300,000 shares of Common Stock, at an exercise price of $8.87 per share, the fair market value of the Common Stock on the date of the grant, all of which were vested as of August 31, 2000.

   If Mr. Hennessey's employment is terminated without cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 12 months, or until such time as he is re-employed, whichever occurs first. Also, if within 2 years following a change of control (as defined) of the Company, Mr. Hennessey's employment is terminated other than for cause, or if he experiences a material reduction in responsibilities at the surviving company, he will receive salary and benefits continuation for a period of 18 months from the date of termination.


   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or part, the following Reports of the Stock Option and Compensation Committee and the Audit Committee and the Performance Graph on page 11 shall not be incorporated by reference into any such filings.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

   The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company for the last fiscal year consisted of Mr. Levy, Dr. Garnick, and Mr. Riedel, Committee Chairperson. The Compensation Committee's charter is to review and approve the Company's compensation philosophy and major compensation and benefits programs for its employees, oversee equity based plans, review and approve executive officers' compensation plans, and review executive development and succession planning strategies. The Compensation Committee's responsibilities include, but are not limited to, the following:

  .  Review and endorse the Company's compensation philosophy and goals.

  . Determine, modify and adopt total compensation packages of the Chief Executive Officer and other officers encompassing base pay, management incentive plans, stock, benefits and perquisites.

  .  Perform annual review and modification of officer compensation packages.

  .  Recommend director compensation to the Board of Directors.

  . Approve and maintain oversight of stock plans and award policies pursuant to plans approved by the Company's shareholders.

  .  Perform periodic review of major employee benefit plans.

  .  Review key executive development strategies.

  .  Review and approve key employee retention plans.

  .  Review and endorse succession plan strategies.

  . Report key highlights of Compensation Committee business to the Board of Directors.

Compensation Philosophy and Goals

   The Company's goal is to attract, retain, motivate, and reward its employees through the use of competitive compensation programs and policies, while aligning employee interests more closely with that of the Company and its shareholders. The Company's compensation philosophy is influenced by competitive dynamics and labor conditions as well as the financial position of the Company. With respect to the retention of management, the Company seeks to retain and reward the highest caliber management team by offering total-compensation solutions, which are comparable to those offered by its competitors, and promote performance-based compensation. To align the interests of employees more closely with those of the shareholders, the Company promotes equity based employee reward and recognition plans.

                    EXECUTIVE OFFICER COMPENSATION PROGRAM

   The compensation of the executive officers of the Company consists of a combination of salary, performance bonuses, stock options contributions to or accruals for benefit plans, and participation in various other plans, such as the Company's 401(k) plan, as well as the provision of medical and other personal benefits typically offered to all employees. The Compensation Committee reviews the Company's executive compensation plans annually to ensure that total compensation plans and key elements therein are competitive with prevailing industry benchmark data of similar size companies and positions of comparable scope of responsibility. As part of the annual review process, the Committee considers recommendations presented by the Chief Executive Officer and considers achievement of predetermined performance goals for the preceding fiscal year and overall leadership and management performance for each executive prior to approval of executive compensation plans.

Base Salary

   The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. In accordance with the Company's pay philosophy, base salaries are set competitively relative to the compensation of executive officers of similar size companies in the same industry, and who have comparable levels of responsibility, experience, and expected level of contribution to company performance.

Annual Performance Bonuses

   Under the Company's Management Incentive Plan, executives are eligible to receive a percentage of annual base salary in incentive pay based on attainment of performance goals as approved by the Compensation Committee. These goals fall into three primary categories: attainment of certain financial targets, business/scientific achievement, and development/management of the Company's human capital. In addition, these goals are weighted to reflect the importance and level of impact to the Company. Incentive bonuses are paid in cash and stock options of equivalent cash value at date of grant that vest over a defined period of time.

Long-term Incentive Compensation

   The Compensation Committee believes that the granting of new hire and annual stock options aligns executive officers' interests with those of the shareholders. Long-term incentive compensation, in the form of stock options, directly provides the executive officers a capital accumulation opportunity directly linked to Company and individual performance as measured by appreciation in the value of the Company stock, while also promoting retention and competitive pay practices. Stock options are granted in accordance with prevailing industry benchmark data for executives of similar size companies who hold positions of comparable scope of responsibility and in accordance with Company and overall individual performance.

Compensation Of Chief Executive Officer

   The compensation of Steven M. Rauscher, the Company's Chief Executive Officer, was determined using the methods described above. Mr. Rauscher's salary for fiscal year 2001 was $360,000, pursuant to his employment contract. Mr. Rauscher received an annual incentive bonus of $121,500 for fiscal 2001, payable half in cash and half in the form of options to purchase 15,617 shares of the Company's Common Stock at an exercise price of $1.67 per share, which options vested as to half the shares upon grant and which vest as to the other half of the shares upon the first anniversary of the grant date. As a long-term incentive designed to retain and motivate Mr. Rauscher, he was granted options to purchase 60,000 shares of Common Stock of the Company. The new options have an exercise price equal to the fair market value on the date of grant and vest in four equal annual installments commencing on the first anniversary of the grant date.

                                  STOCK OPTION AND COMPENSATION COMMITTEE

                                  Norbert G. Riedel, Chairperson
                                  Marc Garnick
                                  Lawrence Levy

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee for the last fiscal year consisted of Mr. Stone, Dr. Garnick and Mr. Levy, Committee Chairperson. Each of the current members of the Audit Committee is independent (as defined in the NASDAQ's listing standards).

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters.

   The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2001 audited by Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has discussed with Arthur Andersen LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit

Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Arthur Andersen LLP its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Lawrence Levy, Chairperson
                                          Marc Garnick
                                          David Stone

                               PERFORMANCE GRAPH

NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

   The following graph compares the relative cumulative total returns to the Company's shareholders with the cumulative total of the S&P 500 Index and the Chase H&Q Biotechnology Index over the last five years.





                                       [CHART]

                    COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
             AMONG GENOME THERAPEUTICS CORPORATION, THE S & P 500 INDEX
                      AND THE CHASE H & Q BIOTECHNOLOGY INDEX



                 GENOME                    CHASE H&Q
              THERAPEUTICS               BIOTECHNOLOGY
              CORPORATION     S&P 500        INDEX
              -----------     -------    -------------
  12/1996       $100.00       $100.00       $100.00
  12/1997         58.70        131.01        112.56
  12/1998         26.00        165.95        128.30
  12/1999        150.00        198.35        271.27
  12/2000         65.00        178.24        439.58
  12/2001         63.00        154.99        402.34

                                  PROPOSAL A

                          ELECTION OF SEVEN DIRECTORS

   The Board of Directors has fixed the number of directors at seven. It is intended that the enclosed proxy will be voted for the election of the seven persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and shall have been qualified. The nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. If any nominee should be unavailable for election at the time of the Annual Meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than seven directors. All of the nominees are currently directors of the Company and, with the exception of Mr. David Stone, were elected at the 2001 Annual Meeting. All have agreed to serve as directors if elected at the meeting.

   The nominees for directors of the Company who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

                                                                       Director
        Name          Age Principal Occupation and other Directorships  Since
        ----          --- -------------------------------------------- --------
Robert Hennessey..... 60  Mr. Hennessey served as Chief Executive        1993
                          Officer and President of the Company from
                          March 1993 until October 2000 and was
                          elected Chairman of the Board in May 1994.
Steven M. Rauscher... 48  Mr. Rauscher became the Chief Executive        1993
                          Officer and President of the Company in
                          October 2000. Previously, he had been the
                          Chief Executive Officer and a director of
                          AmericasDoctor, Inc. f/k/a Affiliated
                          Research Centers, Inc. since 1995.
                          Mr. Rauscher was employed by Abbott
                          Laboratories from 1975 to 1993 holding
                          various positions to include VP of Sales for
                          the U.S. Pharmaceutical Products Division,
                          VP of Business Development for the
                          International Products Division, and VP of
                          Corporate Licensing.
Marc B. Garnick, M.D. 54  Dr. Garnick is currently Executive Vice        1999
                          President and Chief Medical Officer at
                          Praecis Pharmaceuticals, Inc. and Clinical
                          Professor of Medicine at Harvard Medical
                          School. From 1978 to 1998, Dr. Garnick held
                          various academic and hospital appointments
                          at Harvard Medical School, the Dana Farber
                          Cancer Institute and the Brigham and
                          Women's Hospital.

                                                                           Director
          Name           Age Principal Occupation and other Directorships   Since
          ----           --- --------------------------------------------- --------
Philip Leder, M.D....... 67  Dr. Leder, a director of the Company, has       1994
                             served as the John Emery Andrus Professor of
                             Genetics and Chairman of the Department of
                             Genetics at Harvard Medical School since
                             1980. He has also been a Senior Investigator
                             of the Howard Hughes Medical Institute since
                             1986. Dr. Leder is a director of Monsanto
                             Company, Inc.
Lawrence Levy........... 78  Mr. Levy, a director of the Company, is         1986
                             Chairman of the Board of Directors and
                             President of Northern Ventures Corporation,
                             an international management and business
                             consulting firm. He has held this position
                             since 1982.
Norbert G. Riedel, Ph.D. 44  Dr. Riedel is currently the Chief Scientific    1999
                             Officer (CSO) for Baxter International Inc.
                             From 1998 until March of 2001, Dr. Riedel
                             served as President of the Recombinant
                             Strategic Business Unit for Baxter Hyland
                             Immuno, a division of Baxter International.
                             Prior to joining Baxter in 1998, Dr. Riedel
                             served as Head of Global Biotechnology and
                             the Hoechst Ariad Genomic Center for
                             Hoechst Marion Roussel, Inc.
David Stone............. 45  Since 2000, Mr. Stone has been a founding       2001
                             partner of AGTC Funds, a venture capital
                             group focused on investment opportunities in
                             start-up and early stage companies that apply
                             genomic information and technologies to
                             develop products or services. Mr. Stone has
                             also been an advisor partner since 1999 to
                             NewcoGen, an investment group focused on
                             new opportunities in early stage technology
                             and life science companies. Both AGTC
                             Funds and NewcoGen are part of Flagship
                             Ventures. From 1994 to 1999, Mr. Stone was
                             a Managing Director at Cowen & Company
                             (now SG Cowen) where he followed the
                             biopharmaceutical industry.

  THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE SEVEN NOMINEES DESCRIBED
                                    ABOVE.

Board Meetings and Committees

   The Board of Directors held eight meetings during fiscal 2001. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each committee on which he serves.

   The Board of Directors has an Audit Committee, which during fiscal year 2001 consisted of Mr. Stone, Dr. Garnick and Mr. Levy, Committee Chairperson. The Audit Committee held three meetings during fiscal 2001. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of independent auditors. See "Report of the Audit Committee."

   The Board of Directors has a Stock Option and Compensation Committee, which during fiscal year 2000 consisted of Mr. Levy, Dr. Garnick and Mr. Riedel, Committee Chairperson. The Stock Option and Compensation Committee held four meetings during fiscal 2001. The duties of the Stock Option and Compensation Committee consist of determining the compensation of the Company's executive officers, and administering the Company's stock option plans and determining the grant of stock options to employees of, and consultants to, the Company. See "Report of the Stock Option and Compensation Committee."

   The Board of Directors has a Nominating Committee, consisting of Mr. Levy and Dr. Leder. The duties of the Nominating Committee consist of considering and making recommendations to the Board of Directors for appointment of directors. During fiscal year 2001, the Nominating Committee held no meetings. The Nominating Committee does not consider nominees recommended by shareholders.

   Pursuant to the 1997 Directors' Deferred Stock Plan, each non-employee director receives his annual retainer, currently set at $10,000, for the fiscal year in the form of a right to receive Common Stock on the earlier of (i) three years from the date of grant or (ii) the date upon which such director ceases to be a director by reason of death, permanent disability, resignation or retirement. The number of shares granted is determined by dividing the annual retainer by the fair market value of the Common Stock on the date of grant. As a long term incentive in connection with their re-election to the Board, directors are also granted options to receive an aggregate of 6,000 shares of Common Stock that vest over four years with an exercise price equal to the fair market value at date of grant. In addition, each director may elect to receive all of his board meeting fees and sub-committee fees, currently set at $2,000 and $500, respectively, per meeting, in the form of cash or a right to receive shares of Common Stock on the earlier of (i) three years from the date of grant or (ii) the date upon which such director ceases to be a director by reason of death, permanent disability, resignation or retirement. The number of shares granted in connection with a meeting is determined by dividing the annual retainer by the fair market value of the Common Stock on the date of such meeting. Meeting fees are reduced by fifty percent if the director attends a meeting via teleconference.

                              EXECUTIVE OFFICERS

   The executive officers of the Company who are not also directors of the Company are as follows:

          Name                                Position
          ----                                --------
  Stephen Cohen....... Sr. Vice President & Chief Financial Officer
  Richard Labaudiniere Sr. Vice President - Research & Development
  Martin Williams..... Sr. Vice President - Corporate Development & Marketing

   Mr. Cohen was appointed Senior Vice President and Chief Financial Officer on January 22, 2001. Prior to joining the Company, Mr. Cohen was the Controller for the Global Pharmaceutical Research and Development Organization at Abbott Laboratories serving in this capacity since 1988. Mr. Cohen joined Abbott Laboratories in 1976.

   Dr. Labaudiniere was appointed Senior Vice President of Research and Development on October 30, 2000. Dr. Labaudiniere joined the Company from Rhone-Poulenc Rorer (now Aventis) where, between the period 1994 and 2000, he served in various capacities including Senior Director for Worldwide Lead Discovery; Senior Director, Bone Program - New Lead Generation; and Director, Discovery Chemistry.

   Mr. Williams was appointed Senior Vice President of Corporate Development & Marketing on July 30, 2001. Prior to joining the Company, Mr. Williams was Vice President of Business Development & Marketing at Pentose Pharmaceuticals, a biopharmaceutical company focused on the prevention and treatment of infectious disease, since 1997. From 1987 through 1997, Mr. Williams also directed the development and commercialization of several flagship brands for Glaxo-Wellcome, Hoffman-LaRoche, American Cyanamid and American Home Products.

                                  PROPOSAL B

 APPROVAL OF AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN INCREASING
   FROM 250,000 TO 500,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR
                           ISSUANCE UNDER THE PLAN.

   In the opinion of the Board of Directors, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. Under our 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"), we have currently reserved 250,000 shares of Common Stock to provide eligible employees with opportunities to purchase shares of our Common Stock. As of March 31, 2002, there were 122,303 shares available for future purchase under the Stock Purchase Plan. Unless the number of shares of Common Stock authorized for purchase under the Stock Purchase Plan is increased, we may not have sufficient shares in the Stock Purchase Plan to keep it available to employees through the next annual meeting. Accordingly, the Board adopted, subject to stockholder approval, an amendment to the Stock Purchase Plan increasing the number of shares of Common Stock authorized for purchase under the Stock Purchase Plan from 250,000 shares to 500,000 shares.

Overview

   On October 27, 1999, the Board of Directors adopted an employee stock purchase plan (the "Stock Purchase Plan"), subsequently approved by our Stockholders, and reserved 250,000 shares of the Company's Common Stock for issuance under the plan. Under the Stock Purchase Plan, eligible employees may authorize the Company to deduct amounts from their bi-weekly base salary, which amounts are used to enable the employees to exercise options (each an "Option") to purchase shares of Common Stock of the Company. The purpose of the Stock Purchase Plan is to attract and retain key personnel, and encourage stock ownership by the Company's employees.

Summary of the Stock Purchase Plan

   The following summary of the Stock Purchase Plan is qualified in its entirety by reference to the Stock Purchase Plan, a copy of which is attached as Exhibit A to the Proxy Statement filed with the SEC on January 27, 2000, and may be accessed electronically from the SEC's home page (www.sec.gov). In addition, a copy of the Stock Purchase Plan may be obtained from our Secretary.

Administration; Participation

   The Stock Purchase Plan is administered by the Stock Option and Compensation Committee of the Board of Directors. All employees who, on the first day of an Option Period (as defined below), are scheduled to work at least 20 hours per week and who are expected to be employed for at least five months per year by the Company are eligible to participate in the Stock Purchase Plan, unless after the grant of their option such employee would be treated as owning 5% or more of the voting power or value of the stock of the Company (an "Eligible Employee"). As of March 31, 2002, the number of employees participating in the Stock Purchase Plan was approximately 100 persons.

   An Eligible Employee may elect to become a participant (a "Participant") in the Stock Purchase Plan by delivering to the Company, at least 15 days prior to the beginning of an Option Period, a form authorizing the Company to deduct an amount from his or her salary to exercise Options. The aggregate amount which an employee may authorize the Company to deduct under the Company's Stock Purchase Plan is not less than 1% nor more than 15% of the employee's bi-weekly base salary. Participants are allowed to increase or decrease the percentage of wages deducted once per quarter during the time the Option is outstanding. A Participant may suspend his or her contributions at any time.

Terms of Options

   The periods for which Options may be granted are January 1 to June 30 and July 1 to December 30 of each year. Such periods are each "Option Periods". Each Participant is granted an Option on the first day of the Option Period and such Option is deemed exercised if an Eligible Employee continues to be a Participant on the last day of the Option Period. For each Option Period, the maximum number of shares covered by an Option is that number having a fair market value of $12,500 on the first day of the Option Period. The exercise price of an Option is 85% of the fair market value for the Common Stock (a) on the grant date or (b) at the time at which the Option is deemed exercised, whichever is less.

   The Options are nontransferable, except in the case of death of the employee. If an employee dies, his or her beneficiary may withdraw the accumulated payroll deduction or use such deductions to purchase shares on the last day of the Option Period. If an employee ceases to be employed by the Company by reason of permanent disability or retirement or is on an approved leave of absence from the Company, such employee may request that his or her accumulated payroll deductions be used to purchase shares on the last day of the Option Period. If an employee ceases to be employed by the Company for any other reason, the Option held by him or her is deemed canceled and any of his or her accumulated payroll deductions is returned. A Participant may elect to discontinue participation at any time prior to the end of an Option Period and to have his or her accumulated payroll deduction refunded.

Shares Subject to the Stock Purchase Plan

   Subject to Stockholder approval of this proposal at this meeting, the number of shares that are reserved for issuance under the Stock Purchase Plan will be 500,000 shares of the Company's Common Stock, subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the Stock Purchase Plan will be used for the general corporate purposes of the Company. Shares issued under the Stock Purchase Plan may be authorized but unissued or shares reacquired by the Company and held in its treasury.

Amendment and Termination

   The Stock Purchase Plan shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may at any time or times amend or revise the Stock Purchase Plan for any purpose which may at any time be permitted by law, or may at any time terminate the Stock Purchase Plan, provided that no amendment that is not approved by the Stockholders shall be effective if it would cause the Stock Purchase Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Stock Purchase Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

Effective Date of the Stock Purchase Plan

   The Stock Purchase Plan became effective as of March 1, 2000 and continues to remain in force.

Federal Income Tax Considerations

   Federal income tax is not imposed upon an employee in the year an option is granted or the year the shares are purchased pursuant to the exercise of the option granted under the Stock Purchase Plan. Federal income tax generally is imposed upon an employee when he or she sells or otherwise disposes of the shares acquired pursuant to the Stock Purchase Plan. If an employee sells or disposes of the shares more than two years from the grant date and more than one year from the exercise date, then Federal income tax assessed at ordinary rates will be imposed upon the amount by which the fair market value of the shares on the date of grant or disposition, whichever is less, exceeds the amount paid for the shares. In addition, the difference between the amount received by the employee at the time of sale and the employee's tax basis in the shares, (the amount paid on exercise of the option plus the amount recognized as ordinary income) will be recognized as a capital gain or loss. The Company will not be allowed a deduction under these circumstances for Federal income tax purposes. If the employee sells or disposes of the shares sooner than two years from the grant date or one year from the exercise date, then the difference between the fair market value on the last day of the Option Period and the amount paid for the shares will be taxed as ordinary income, and the Company would be entitled to a deduction equal to that amount. In addition, the difference between the amount realized on the disposition and the Participant's basis in the shares (the amount paid on exercise of the option plus the ordinary income recognized as a result of the disposition) will be recognized as a capital gain or loss.

           The Board of Directors recommends a vote FOR Proposal B.

                     EQUITY COMPENSATION PLAN INFORMATION

   The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including, but not limited to, the 1984 Stock Option Plan, 1991 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan, 1995 Directors Stock Option Plan, 1997 Stock Option Plan, 2001 Incentive Plan, the Employee Stock Purchase Plan, and the 1997 Directors' Deferred Stock Plan:

                                                                                           Number of securities
                                                                                           remaining available
                                                                                           for future issuance
                                          Number of securities                                 under equity
                                           to be issued upon           Weighted-average     compensation plans
                                              exercise of             exercise price of   (excluding securities
                                          outstanding options,       outstanding options, reflected in the first
Plan category                             warrants and rights        warrants and rights         column)
-------------                             --------------------       -------------------- ----------------------
Equity compensation plans approved by
  shareholder............................      2,401,726                    $8.60               2,968,194
Equity compensation plans not approved by
  shareholders...........................      1,194,588(1)(2)(3)(4)         7.26                      --
Total....................................      3,596,314                    $8.16               2,968,194

--------
(1) Includes 630,000 shares of Common Stock issuable upon exercise of outstanding options granted to Robert Hennessey in connection with his commencement of employment on March 15, 1993, the terms of which are more particularly described on page 8. The balance of the options granted to Mr. Hennessey upon the commencement of his employment have been exercised.

(2) Includes 512,296 shares of Common Stock issuable upon exercise of outstanding options granted to Steven Rauscher in connection with his commencement of employment on October 26, 2000, the terms of which are more particularly described on page 6. The balance of the options granted to Mr. Rauscher upon the commencement of his employment were granted under a shareholder approved plan.

(3) Includes 41,042 shares of Common Stock issuable upon exercise of outstanding options granted to Chris Kelly on March 14, 1997 in connection with his commencement of employment. Upon hiring, Mr. Kelly received options to purchase 150,000 shares of Common Stock at a price of $9.06 per share, the fair market value of our Common Stock on the date of grant. Subsequently, pursuant to a stock option repricing approved by the Board of Directors on November 10, 1998, Mr. Kelly forfeited 15% of his vested and unvested options in exchange for repricing the exercise price of his options to $4.23 per share. All of the options vested as of August 31, 2001. The options provide for a term of 10 years, subject to earlier termination, and include provisions to adjust for any change in our Common Stock through merger, stock-split or other change in the capital structure of the Company.

(4) Includes 11,250 shares of Common Stock issuable upon exercise of outstanding options granted to certain outside consultants on March 31, 1997 in connection with services rendered to the Company. The Company had granted these consultants options to purchase a total of 15,000 shares of Common Stock at an exercise price of $7.06 per share, the fair market value of our Common Stock at the date of grant. All of these options vested as of March 31, 2001. The options provide for a term of 10 years, subject to earlier termination, and include provisions to adjust for any change in our Common Stock through merger, stock-split or other change in the capital structure of the Company.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders submitted for consideration at the 2003 Annual Meeting of shareholders must be received by the Company no later than January 17, 2003 in order to be included in the Company's proxy statement for the 2003 Annual Meeting. In addition, if a shareholder wishes to present a proposal at the Company's 2003 Annual Meeting that will not be included in the Company's proxy statement and fails to notify the Company by no later than April 2, 2003, then the proxies solicited by the Board of Directors for the 2003 Annual Meeting will include discretionary authority to vote on the shareholder's proposal in the event that it is properly brought before the meeting.

                                 OTHER MATTERS

Selection of Auditors

   Arthur Andersen LLP, Boston, Massachusetts, served as auditors of the Company for the fiscal year ended December 31, 2001 and as auditors of the Company for over 20 years. However, we believe that as of the date of this proxy, Arthur Andersen's viability and continued ability to effectively serve as the Company's auditors remains unclear. Therefore, we have not selected an auditor for the fiscal year ending December 31, 2002. We continue to monitor the status of Arthur Andersen and are in frequent contact with their representatives. We have also initiated discussions with other potential auditing firms. Arthur Andersen continues to provide audit and tax services at the high quality we received from them over many years. We anticipate that Arthur Andersen will complete the review of our first quarter financials.

   A representative of Arthur Andersen LLP will be present at the Annual Meeting if requested by a shareholder (either in writing or by telephone) in advance of the Annual Meeting. Such requests should be directed to the Clerk of the Company.

   Audit Fees. In fiscal 2001, we incurred $183,725 in professional fees from Arthur Andersen LLP in connection with the audit of our annual financial statements for the fiscal year ended December 31, 2001, for the reviews of the financial statements included in our quarterly reports for the fiscal year ended December 31, 2001 , audits and reviews required by regulatory agencies in connection with the change in the fiscal reporting period (from September 1 through August 31 to a calendar year January 1 through December 31) and other audit related services in connection with business acquisitions, accounting consultations, and SEC registration statements.

   Financial Information Systems Design and Implementation Fees. We paid Arthur Andersen LLP $46,232 for professional services rendered to us and our affiliates for the fiscal year ended December 31, 2001 in connection with the review of our information and technology systems. This included design, operation and security of our information system as well as management of our local area network.

   All Other Fees. For all other services, we incurred an aggregate of $22,300 in fees to Arthur Andersen LLP during the fiscal year ended December 31, 2001, primarily in connection with non-audit services associated with the preparation and filing of our tax statements.

   Our Audit Committee has considered whether the provision of services to the Company by Arthur Andersen LLP beyond those rendered in connection with their audit and review of our financial statements was compatible with maintaining their independence. On the basis of the relevant facts and circumstances pertaining to the engagement of Arthur Andersen LLP by the Company in connection with such services in fiscal 2001, our Audit Committee believes that Arthur Andersen LLP satisfied the requirements of independence from us.

Other General Matters

   The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

   In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

   The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                      PROXY

                            GENOME THERAPEUTICS CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 25, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints STEVEN M. RAUSCHER and STEPHEN COHEN or either of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Genome Therapeutics Corp., to be held on June 25, 2002, at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts at 10:00 a.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $0.10 per share, of Genome Therapeutics Corp. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE SIGN AND DATE THIS PROXY ON                             SEE REVERSE SIDE
THE REVERSE SIDE WHERE INDICATED


GENOME THERAPEUTICS CORP.
c/o EquiServe
P.O. Box 43068
Providence, RI 02940

[X] Please mark votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. To elect seven directors.

NOMINEES: (01) Philip Leder, (02) Robert J. Hennessey, (03) Lawrence Levy, (04) Marc B. Garnick, (05) Steven M. Rauscher, (06) Norbert G. Riedel, (07) David Stone


      FOR ALL NOMINEES                      WITHHELD FROM ALL NOMINEES
           [ ]                                        [ ]

[ ]
For all nominees except as noted above.

2. To approve an amendment to the 2000 Employee Stock Purchase Plan increasing from 250,000 to 500,000 the number of shares of common stock, $0.10 par value, reserved for issuance under the plan.

     FOR                       AGAINST                              ABSTAIN
     [ ]                         [ ]                                  [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments of the meeting.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE SIGN AND DATE.

Please sign exactly as name appears hereon.

All joint owners should sign. When signing as executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

Signature______________________________________           Date:_________________


Signature______________________________________           Date:_________________